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                                                                   Exhibit 10.01

     FIRST AMENDMENT dated as of May 1, 2003 (the "Amendment") to LOAN AND SECURITY AGREEMENT dated as of May 2, 2001 (as amended, modified, supplemented or restated from time to time, the "Loan Agreement") between THE CIT GROUP/BUSINESS CREDIT, INC. (the "Lender") and G+G Retail, Inc. (the "Borrower"). Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

     WHEREAS, Borrower has requested that Lender (i) extend the initial maturity date of the Loan Agreement to May 2, 2007 and (ii) consent to the modification of certain terms and provisions contained in the Loan Agreement; and

     WHEREAS, Lender has agreed to the foregoing request, on the terms and conditions contained in this Amendment;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section One. Amendments. Upon the satisfaction of the conditions set forth in Section Two hereof, the Loan Agreement shall be and is hereby amended as follows:

     (a) Section 6.3. Collection of Accounts. Section 6.3 (b) is amended by deleting the second sentence thereof in its entirety.

     (b) Section 12.1. Term. Section 12.1 is amended by (i) deleting the first sentence of paragraph (a) thereof in its entirety, and substituting the following in lieu thereof, and (ii) deleting paragraph (c) thereof in its entirety, and substituting the following in lieu thereof:

          "(a) This Agreement and the other Financing Agreements shall become effective on the Closing Date and, unless sooner terminated pursuant to the terms hereof, shall continue in full force and effect for a term ending on the Renewal Date, as hereinafter defined, and from year to year thereafter, provided, that this Agreement and the other Financing Agreements may be terminated by (i) Lender (x) effective on the Renewal Date or on any anniversary of the Renewal Date, by giving to the Borrowers at least sixty (60) days prior written notice of intent to terminate or (y) effective immediately, in accordance with the terms of Section 10.2 (b) hereof, or (ii) Borrowers at any time, by giving to Lender at least sixty (60) days prior written notice of intent to terminate, and by the payment to Lender on the effective date of such termination the applicable fee described in paragraph (c) hereof, if such effective date occurs on or before April 30, 2007. This Agreement and all other Financing Agreements must be terminated simultaneously. As used herein, the term "Renewal Date" shall mean May 1, 2006, unless, prior to such date, either of the





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          following events (each an "Extension Event") shall have occurred: (x)
          the maturity date of all of the Senior Notes shall have been extended to a date occurring after May 1, 2007 or (y) all of the Senior Notes shall have been redeemed, retired, defeased, purchased or otherwise acquired with proceeds of equity securities or indebtedness (including indebtedness evidenced by Replacement Senior Notes), the maturity date of which occurs after May 1, 2007. If either of the Extension Events shall have occurred before May 1, 2006, then the term Renewal Date shall mean May 1, 2007, provided, however, that at least thirty (30) days prior to the occurrence of any such Extension Event, Borrowers shall have given Lender written notice thereof, together with a reasonably detailed description of such Extension Event, and promptly following its request for same, Lender shall have had a reasonable opportunity to review to its reasonable satisfaction all documents, instruments and agreements material in nature and which are to be executed or delivered in connection with such Extension Event.

          "(c) If for any reason this Agreement is terminated prior to the Renewal Date or prior to any anniversary of the Renewal Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers agree to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                   Amount                            Period
                   ------                            ------
          1.00% of the Maximum Credit   From the Closing Date to and
                                           including April 30, 2005

            .5% of the Maximum Credit   From May 1, 2005 to and including
                                           April 30, 2006

           .25% of the Maximum Credit   From May 1, 2006 to and including
                                           April 30, 2007.

          Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects,


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

          at its option, to provide financing to Borrowers or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations."

     (c) Schedule 8.9. Credit Card Agreements. Schedule 8.9 to the Loan Agreement is deleted in its entirety and Schedule 8.9 to this Amendment is hereby substituted in lieu thereof.

     Section Two. Conditions Precedent. This Amendment shall become effective on the date when all of the following conditions, the satisfaction of each of which is a condition precedent to the effectiveness of this Amendment, shall have occurred or shall have been waived in writing by Lender.

     (a) Lender shall have received for its own account payment in cash of a non-refundable fee in the amount of $75,000.

     (b) Lender shall have received and reviewed to its reasonable satisfaction fully executed counterparts or originals of each of this Amendment and a Certificate of the Secretary or Assistant Secretary of Borrower (A) relating to the adoption of resolutions by Borrower's Board of Directors and the Class B Common Stockholders of the Parent (the "Class B Stockholders") approving this Amendment and the other documents executed or delivered in connection herewith,
(B) certifying that no amendments have been made to Borrower's Certificate of Incorporation as amended, and Borrower's by-laws, as amended, since May 2, 2001, and (C) further certifying the names and incumbency of officers of Borrower authorized to sign this Amendment and all other documents executed or delivered in connection herewith, and the names and validity of signatures of such officers.

     (c) All representations and warranties set forth in the Loan Agreement (except for such inducing representations and warranties that were only required to be true and correct as of a prior date) shall be true and correct in all material respects on and as of the effective date hereof, and no Event of Default shall have occurred and be continuing.

     (d) No event or development shall have occurred since February 1, 2003 which event or development has had or is reasonably likely to have a Material Adverse Effect.

     (e) Lender shall have received a certificate from Borrower, executed by its president and chief operating officer as to the truth and accuracy of paragraphs
(c), (d) and (g) of this Section Two.

     (f) All corporate and legal proceedings and all documents and instruments executed or delivered in connection with this Amendment shall be satisfactory in form and substance to Lender and its counsel, and Lender and its counsel shall have received all information and copies of all documents which Lender and its counsel may have reasonably requested in connection herewith and the matters contemplated hereunder, such documents, when requested by them, to be certified by appropriate corporate authorities.

     (g) There shall be no action, suit or proceeding pending or to Borrower's knowledge overtly threatened against Borrower before any court (including any bankruptcy court), arbitrator


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or governmental or administrative body or agency which challenges or relates to the consummation of this Amendment or the other transactions contemplated herein.

     (h) Lender shall have received such further agreements, consents, instruments and documents as may be necessary or proper in the reasonable opinion of Lender and its counsel to carry out the provisions and purposes of this Amendment.

     Section Three. Representations and Warranties. Borrower hereby represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to Lender that:

     (a) Borrower has the corporate or other power, authority and legal right to execute, deliver and perform this Amendment and the other instruments, agreements, documents and transactions contemplated hereby, and has taken all actions necessary to authorize the execution, delivery and performance of this Amendment and the other instruments, agreements, documents and transactions contemplated hereby;

     (b) No consent of any Person (including, without limitation, stockholders or creditors of Borrower, as the case may be) other than Lender and the Class B Stockholders (whose consent has been given), and no consent, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, is required in connection with the execution, delivery and performance by Borrower, or the validity or enforceability against Borrower, of this Amendment and the other instruments, agreements, documents and transactions contemplated hereby;

     (c) This Amendment has been duly executed and delivered on behalf of Borrower by its duly authorized officer, and constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally or equitable remedies (whether arising in a proceeding at law or in equity);

     (d) Borrower is not in material default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it may be bound. Neither the execution and delivery of each of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will (i) violate any law or regulation, or (ii) result in or cause a violation by Borrower of any order or decree of any court or government instrumentality, or (iii) conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, material agreement or other material instrument to which Borrower is a party or by which it may be bound, or (iv) result in the creation or imposition of any lien, charge, or encumbrance upon any of the property of Borrower, except in favor of Lender, to secure the Liabilities, or (v) violate any provision of the Certificate of Incorporation, By-Laws or any capital stock or similar equity instrument of Borrower;

     (e) After giving effect to this Amendment, no Event of Default has occurred and is continuing; and


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     (f) Since the date of Borrower's consolidated financial statements for the
Fiscal Year ended February 1, 2003, no change or event has occurred which has had or is reasonably likely to have a Material Adverse Effect.

     Section Four. General Provisions.

     (a) Except as herein expressly amended, the Loan Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

     (b) All references in the Other Agreements to the Loan Agreement shall mean the Loan Agreement as amended hereby and as hereafter amended, supplemented or modified from time to time. From and after the date hereof, all references in the Loan Agreement to "this Agreement," "hereof," "herein," or similar terms, shall mean and refer to the Loan Agreement as amended by this Amendment.

     (c) This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all which shall constitute one and the same agreement.

     (d) This Amendment shall be governed and controlled by the internal laws of the State of New York.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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     IN WITNESS WHEREOF, Lender and Borrower have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                          THE CIT GROUP/BUSINESS CREDIT, INC.


                                          By: /s/ Deborah Rogut
                                              ----------------------------------
                                              Name: Deborah Rogut
                                              Title: Vice President


                                          G + G RETAIL, INC.


                                          By: /s/ Michael Kaplan
                                               ---------------------------------
                                               Name: Michael Kaplan
                                               Title: Chief Financial Officer


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                                                                    Schedule 8.9

                             Credit Card Agreements
                             ----------------------

1.   Debit Card Agreement between National Processing Company and G+G Retail,
     Inc.

2. Merchant Services Agreement between Discover Card Services, Inc. and G+G Retail, Inc.

3. American Express Card Acceptance Agreement among G+G Retail, Inc. and American Express Travel Related Services Company, Inc. and certain of its affiliates.

4. Merchant Agreement among G+G Retail, Inc., National Processing Company and National City Bank of Kentucky.

5. Private Charge Program Agreement, dated May 23, 2001, between Shoppers Charge Accounts Co. and G+G Retail, Inc.


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